Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information:

Barbara Coy

HyperSpace Communications, Inc.

Phone (303) 566-6532

Email investor@ehyperspace.com

Media Contact:

Elissa Reid

Phone (208) 893-3286

Email elreid@mpccorp.com

HYPERSPACE COMMUNICATIONS INC. COMPLETES ACQUISITION OF
MPC COMPUTERS

Combined Company Will Focus on PCs and IT Solutions

Denver, CO - July 26, 2005 - HyperSpace Communications, Inc. (AMEX: HCO) announced today that it completed its acquisition of MPC Computers, LLC yesterday.

The combined company will focus on software that accelerates web and client/server applications over wired and wireless networks, PCs and IT solutions, specifically in the government, education and mid-size business segments.  MPC offers a complete product line of PC desktops, notebooks, servers and storage devices as well as a wide range of related services.

MPC provides award-winning computer products and services to its target markets of midsize businesses, government agencies and education organizations.  MPC, formerly known as Micron PC, has been in the US PC industry for the last ten years.  From 2001 until July 2005, MPC operated as a private stand-alone company.   In 2004, MPC’s audited annual revenues were approximately $428 million with a loss of approximately $6.2 million, after a $4 million management fee paid to its prior owner and $0.5 million incurred as a result of fundraising and acquisition activities. For its first fiscal quarter ended April 2, 2005, historically MPC’s lowest revenue quarter per year, MPC had revenues of approximately $69 million and a net loss of approximately $5 million. Based in Nampa, Idaho, MPC has approximately 800 employees.

HyperSpace will be led by Chairman John Yeros, who founded the company in 2001.  MPC Computers is a wholly owned subsidiary of HyperSpace Communications and led by Mike Adkins, its CEO since 2001.

“We are excited about moving forward as a combined company,” said John Yeros, Chairman of HyperSpace Communications.  “MPC Computers has a great track record of serving customers in government, education and business, and we look forward to its continued success, as a part of HyperSpace Communications. MPC is a tremendous platform in which to aggregate technology.”

“MPC Computers is very pleased to be moving forward with HyperSpace as part of a public company,” added Mike Adkins, President and CEO of MPC Computers.

About HyperSpace Communications:

HyperSpace Communications, Inc. (AMEX: HCO) offers software for network acceleration and secure data transmission and, through its subsidiary MPC Computers, provides PC products and IT solutions to mid-sized businesses, government agencies and education organizations.  MPC’s products include desktops, notebooks, servers and storage, all of which are backed by an industry-leading level of service and support.  For more information, visit HyperSpace online at www.ehyperspace.com.

Cautionary Statement

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of HyperSpace Communications or MPC Computers to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Other factors, which could materially affect such forward-looking statements, can be found in HyperSpace Communications’ filings with the Securities and Exchange Commission, including risk factors at www.sec.gov.  Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  Factors that could materially affect the results, performance or achievements of MPC Computers include competition in the PC industry, rapid changes in technology, intellectual property disputes, reliance on federal, state and local government for a significant portion of its revenue, and fluctuations in MPC Computers’ operating results, working capital and borrowing base under its credit facility.  The forward-looking statements made herein are only made as of the date of this press release and HyperSpace Communications undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.